Exhibit 99.1

UNION PACIFIC POSTS RECORD FIRST QUARTER EARNINGS

Earning Per Share Up 23 Percent

FOR IMMEDIATE RELEASE:

OMAHA, Neb., April 19, 2007

First Quarter 2007 Highlights

•	First quarter operating revenue grew 4 percent to a record $3.8 billion.

•	Operating income increased 19 percent to a first quarter record of $719 million.

•	First quarter best operating ratio of 81.3 percent, year-over-year improvement of 2.4 points.

Union Pacific Corporation (NYSE: UNP) today reported 2007 first quarter net income of $386 million or $1.41 per diluted share, compared to $311 million, or $1.15 per diluted share in the same quarter last year.

“Our operating ratio improved 2.4 points to 81.3 percent – a first quarter record,” said Jim Young, Chairman and Chief Executive Officer. “We’re making good progress on improving profitability and increasing operating efficiency. I’m particularly pleased that our customers are also showing their confidence in Union Pacific with satisfaction survey results reaching a four-year high.”

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2007 First Quarter Summary

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Quarterly operating revenue increased 4 percent in the first quarter of 2007 to a record $3.8 billion. Four of the six business groups posted revenue increases in the quarter as total average revenue per car (ARC) grew 6 percent. Yield improvements increased ARC, offset somewhat by lower year-over-year fuel surcharge revenue.

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First quarter 2007 carloads declined 2 percent versus the first quarter of 2006 to 2.3 million. Winter storms, a softer housing market and decreased domestic intermodal volume all contributed to the decline.

•	First quarter 2007 operating income grew 19 percent versus 2006 to $719 million, setting a first quarter record.

•	The Railroad’s average quarterly fuel price, including transportation and taxes, was $1.90 per gallon in 2007 versus $1.87 per gallon in the first quarter of 2006.

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Quarterly average train speed, as reported to the Association of American Railroads, was 21.7 mph, up 0.4 mph versus the first quarter of 2006. Quarterly terminal dwell time improved 13 percent to 25.3 hours versus 29 hours reported in the first quarter of 2006.

•	The Company repurchased more than 2 million common shares at an average share price of $98.68 in the first quarter of 2007.

First Quarter Railroad Commodity Revenue Summary versus 2006

•	Chemicals up 9 percent

•	Agricultural up 8 percent

•	Energy and Intermodal each up 4 percent

•	Automotive down 2 percent

•	Industrial Products down 3 percent

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Looking Forward

“Despite economic uncertainty, we will continue to enhance shareholder value through our productivity initiatives over the balance of the year,” Young said. “Our first quarter results were a good start, giving us momentum for the rest of 2007.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at (402) 544-4227. Our media contact is Kathryn Blackwell at (402) 319-4288 or (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically statements regarding improving the Corporation’s financial returns through productivity initiatives and operational efficiency. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2006, which was filed with the SEC on February 23, 2007. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	2007	2006	Pct Chg
Operating Revenue	$3,849	$3,710	4
Operating Expenses
Salaries, Wages, and Employee Benefits	1,180	1,129	5
Fuel and Utilities	683	692	(1)
Equipment and Other Rents	353	367	(4)
Depreciation	325	303	7
Materials and Supplies	176	164	7
Purchased Services and Other	413	450	(8)

Total Operating Expenses	3,130	3,105	1

Operating Income	719	605	19
Other Income - Net	15	10	50
Interest Expense	(113)	(120)	(6)

Income Before Income Taxes	621	495	25
Income Tax Expense	(235)	(184)	28

Net Income	$386	$311	24

Basic Earnings Per Share	$1.43	$1.16	23
Diluted Earnings Per Share	$1.41	$1.15	23

April 19, 2007	(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

For the Three Months Ended March 31

(Unaudited)

	2007	2006	Pct Chg
Commodity Revenue (Millions):
Agricultural	$607	$563	8
Automotive	355	361	(2)
Chemicals	544	501	9
Energy	730	699	4
Industrial Products	747	774	(3)
Intermodal	669	645	4

Total	$3,652	$3,543	3

Revenue Carloads (Thousands):
Agricultural	219	234	(6)
Automotive	201	210	(4)
Chemicals	224	218	3
Energy	551	550	—
Industrial Products	318	365	(13)
Intermodal	821	816	1

Total	2,334	2,393	(2)

Average Revenue per Car:
Agricultural	$2,771	$2,405	15
Automotive	1,761	1,722	2
Chemicals	2,434	2,303	6
Energy	1,325	1,271	4
Industrial Products	2,351	2,117	11
Intermodal	815	791	3

Average	$1,565	$1,481	6

April 19, 2007	(2)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of March 31, 2007 and December 31, 2006

(Dollars in Millions)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets:
Cash and Cash Equivalents	$598	$827
Other Current Assets	1,658	1,584
Investments	894	877
Properties - Net	33,066	32,873
Other Assets	470	354

Total	$36,686	$36,515

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$137	$780
Other Current Liabilities	2,826	2,759
Long Term Debt	6,594	6,000
Deferred Income Taxes	9,710	9,696
Other Long Term Liabilities	1,972	1,968
Common Shareholders’ Equity	15,447	15,312

Total	$36,686	$36,515

April 19, 2007	(3)

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31

(Dollars in Millions)

(Unaudited)

	2007	2006
Operating Activities:
Net Income	$386	$311
Depreciation	325	303
Noncurrent Income Taxes	45	43
Other - Net	(25)	(250)

Cash Provided by Operating Activities	731	407

Investing Activities:
Capital Investments	(514)	(549)
Other - Net	(163)	(87)

Cash Used in Investing Activities	(677)	(636)

Financing Activities:
Common Shares Repurchased	(186)	—
Dividends Paid	(83)	(80)
Debt Repaid	(53)	(309)
Other - Net	39	103

Cash Used in Financing Activities	(283)	(286)

Net Change in Cash and Cash Equivalents	$(229)	$(515)

April 19, 2007	(4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

For the Three Months Ended March 31

(Unaudited)

	2007	2006	Pct Chg
Operating/Performance Statistics:
Revenue Carloads (Thousands)	2,334	2,393	(2)
Revenue Ton-Miles (Billions)	135.1	139.3	(3)
Gross Ton-Miles (GTMs) (Billions)	254.9	263.1	(3)
Operating Margin	18.7%	16.3%	2.4	pt
Operating Ratio	81.3%	83.7%	(2.4	) pt
Average Employees	50,771	50,262	1
GTMs (Millions) per Average Employee	5.02	5.23	(4)
Average Fuel Price Per Gallon	$1.90	$1.87	2
Fuel Consumed in Gallons (Millions)	332	345	(4)
Fuel Consumption Rate (Gal per 000 GTM)	1.30	1.31	(1)
Customer Satisfaction Index	79	70	9	pt
AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	21.7	21.3	2
Average Terminal Dwell Time (Hours)	25.3	29.0	(13)
Average Rail Car Inventory	309,579	327,571	(5)
Financial Statistics:
Weighted Average Shares - Basic (Millions)	270.6	268.3	1
Weighted Average Shares - Diluted (Millions)	272.8	271.0	1
Effective Income Tax Rate	37.8%	37.2%	0.6	pt
Debt to Capital (a)	30.3%	30.7%	(0.4	) pt
Lease Adjusted Debt to Capital (b)	39.6%	40.2%	(0.6	) pt
Free Cash Flow (Millions) (c)	$(29)	$(309)	F

(a)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2006 percentages are as of December 31, 2006.

(b)	Lease adjusted debt to capital, a non-GAAP measure, is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. See Union Pacific web site under Investor Relations for a reconciliation to GAAP. 2006 percentages are as of December 31, 2006.

(c)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. See Union Pacific web site under Investor Relations for a reconciliation to GAAP.

	2007	2006
Cash Provided by Operating Activities	$731	$407
Cash Used in Investing Activities	(677)	(636)
Dividends Paid	(83)	(80)

Free Cash Flow	$(29)	$(309)

April 19, 2007	(A-1)